Subsidiaries of Pinnacle West Capital Corporation
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Arizona Public Service Company
  State of Incorporation:  Arizona

    Bixco, Inc.
    State of Incorporation:  Arizona

    APS Foundation, Inc.
    State of Incorporation:  Arizona

    Stagg Systems, Inc.
    State of Incorporation:  Arizona

SunCor Development Company
  State of Incorporation:  Arizona

    SunCor Resort and Golf Management, Inc.
    State of Incorporation:  Arizona

    Litchfield Park Service Company
    State of Incorporation:  Arizona

    SunCor Homes, Inc.
    State of Incorporation:  Arizona

    SCM, Inc.
    State of Incorporation:  Arizona

    Golf de Mexico, S.A. DE C.V.
    Jurisdiction of Incorporation:  Mexico

El Dorado Investment Company
  State of Incorporation:  Arizona